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                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [ ]
          Filed by a Party other than the Registrant [X]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12


                         AMERICAN INDUSTRIAL PROPERTIES REIT
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

                                  PURE WORLD, INC
          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [X]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

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                                                               November 21, 1995

                                PURE WORLD, INC.
               AMERICAN INDUSTRIAL PROPERTIES REIT ('THE TRUST')
                           LET'S TAKE BACK THE TRUST

     On November 13th the Trust Managers took a further step in, what we believe, is a calculated plan to diminish shareholder rights: the bylaws of the Trust were amended yet again, this time to increase the voting requirement for shareholders to amend the bylaws from a simple majority to 66 2/3% of the outstanding shares(1). We believe that this action is an outrageous attempt to entrench management at the expense of corporate democracy. To these Trust Managers, voting rights can disappear at the stroke of their pen. NOT SO FAST! We say that the Trust Managers have no right to override bylaws previously adopted by a majority vote of this Trust's shareholders. We intend to contest this flagrant attempt to stack the voting process.

      MAJORITY RULES IS A BASIC AMERICAN CONCEPT -- FIGHT FOR THIS RIGHT!

              VOTE FOR PURE WORLD'S PROPOSALS TO AMEND THE BYLAWS.

                 A PICTURE IS WORTH A THOUSAND WORDS -- PART II

     Last year we presented to you a graph that showed that the market price of the Trust Shares has been in a steep decline from $15 per share in 1986 to under $2 per share. Sadly for shareholders this picture, in our view, is still bleak; it is particularly disappointing when you compare the Trust to its competitors and the stock market as a whole.

     Look at the following graph that appeared in the Trust management's own proxy statement. The graph compares the cumulative total shareholder return of the Trust to the performance of the Standard & Poor's 500 Index and the NAREIT EQUITY REIT Index (a nationally recognized real estate industry index) from December 1989 to December 1994.

                    REMEMBER THIS IS MANAGEMENT'S OWN GRAPH!

                              [PERFORMANCE GRAPH]

             S&P 500         NAREIT EQUITY         THE TRUST
                              REIT INDEX

Dec-89        100.0              100.0              100.0
Dec-90         96.8               84.7               66.0
Dec-91        126.4              114.9               56.9
Dec-92        136.1              131.6               67.0
Dec-93        149.7              157.5               80.7(Wolcott becomes CEO)
Dec-94        151.7              162.5               49.3


                             NOT A PRETTY PICTURE!

     THIS PICTURE SPEAKS LOUDER ABOUT THE TRUST MANAGERS' PERFORMANCE THAN ANYTHING WE CAN SAY. THE MARKET PRICE OF TRUST SHARES DURING WOLCOTT'S REGIME HAS DECLINED BY 38.9% COMPARED TO AN INCREASE IN S&P SHARES OF 1.3% AND AN
OVERALL INCREASE IN OTHER REIT STOCKS OF 3.1%. DON'T BLAME YOUR BROKER OR ADVISER FOR BUYING THIS STOCK. PUT THE BLAME WHERE IT BELONGS: ON CEO WOLCOTT AND TRUST MANAGER BRICKER WHO HAVE DISAPPOINTED ALL OF US IN THEIR MANAGEMENT DURING A PERIOD OF UNPRECEDENTED STOCK MARKET PROSPERITY.

------------
  (1) If the Trust's amendment of Article XI on November 13, 1995 is upheld, the bylaw amendments proposed by Pure World would require the favorable vote of 66 2/3% of the outstanding shares rather than a majority as stated in Pure World's proxy statement. If a majority of outstanding shares vote in favor of Pure World's bylaw amendments and the Trust Managers fail to receive a plurality of votes and then refuse to resign and elect Pure World's nominees as provided in footnote 3 of Pure World's proxy statement, Pure World intends to seek a court order compelling them to comply.

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                              TAKE BACK THE TRUST.


                         VOTE FOR THE BYLAW AMENDMENTS.



                        VOTE FOR PURE WORLD'S NOMINEES.


                        VOTE THE WHITE CARD TO MAXIMIZE
                              SHAREHOLDERS VALUES.

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                      WE HAVE SEEN HOW THE TRUST IS DOING.
          NOW LET'S LOOK AT HOW WOLCOTT HAS FARED DURING THIS PERIOD.

                           SUMMARY COMPENSATION TABLE


 NAME AND PRINCIPAL                                            BONUS (IN YEAR    TOTAL SALARY AND
      POSITION           FISCAL YEAR     ANNUALIZED SALARY        EARNED)              BONUS
CHARLES W. WOLCOTT
  PRESIDENT AND
  CEO                        1994             $180,000            $62,100            $242,100
                             1993             $150,000            $50,000            $200,000



NOW... LET'S SEE. WHAT'S WRONG WITH THESE TWO PICTURES? SHAREHOLDER VALUES DECLINE BY 39%. WOLCOTT'S COMPENSATION INCREASES BY 21%. WHAT SHAREHOLDER WOULD HAVE GRANTED A BONUS TO WOLCOTT IN EITHER YEAR GIVEN THE TRUST'S DISMAL PERFORMANCE? NO WONDER MANAGEMENT HAS CHANGED THE BYLAWS AT LEAST FIVE TIMES SINCE 1993 IN WHAT WE BELIEVE IS A DESPERATE ATTEMPT TO SAVE THEIR JOBS AND AVOID SHAREHOLDER REVIEW.


         TRUST MANAGEMENT TRIES TO MASK FAILURES WITH PERSONAL ATTACKS

     In two proxy contests Bricker and Wolcott have accused Pure World and its principals of bad faith (and worse). In a lawsuit(2) filed by the Trust against Manufacturers Life Insurance Company, the Trust's largest creditor and Canada's second largest insurance company ('MLI') and Fidelity Management and Research Corporation ('Fidelity'), the world's largest mutual fund management company, Bricker and Wolcott caused the Trust to accuse MLI and Fidelity of bad faith (and worse). We believe that these accusations have a common thread: Bricker and Wolcott are prepared to mount a negative and costly campaign to defend their control of the Trust to the last dollar of the Trust. In our view, they are using your dollars and our dollars to secure their fortress of ever declining values.

                            WHAT WILL PURE WORLD DO?

FIRST WE SHALL TELL YOU WHAT WE WON'T DO:
     WE WON'T TAKE MANAGEMENT FEES OR SALARIES!

WE WILL CUT COSTS AND SEEK TO RECAPITALIZE THE TRUST ON THE MOST FAVORABLE
TERMS.

WE WILL CONFER WITH OTHER SHAREHOLDERS BIG AND SMALL, SUPPORTIVE OR CRITICAL.

------------

   (2) After MLI had declared the Trust in non-monetary default of the Note Purchase Agreement between MLI and the Trust (the 'Loan'), the Trust filed a lawsuit in a Texas state court in Dallas against MLI, Fidelity and certain of Fidelity's affiliates, alleging that they had unlawfully sought to coerce the Trust into relinquishing certain of its rights and had engaged in acts of bad faith and conspiracy in an attempt to force the Trust to consent to the transfer of the notes to a third party. The Trust is now in monetary default after failing to pay interest on the Loan.


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                         IMPORTANT VOTING INSTRUCTIONS

     IF YOU HAVE ALREADY EXECUTED MANAGEMENT'S BLUE PROXY, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING. IF YOUR SHARES ARE HELD IN 'STREET NAME' ONLY YOUR BANK OR BROKER CAN VOTE YOUR SHARES, AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. BROKER NON-VOTES HAVE THE SAME
EFFECT AS A VOTE AGAINST OUR PROPOSAL TO REMOVE THE TRUSTEES OR ELECT OUR NOMINEES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THEM TO EXECUTE A WHITE PROXY CARD AS SOON AS POSSIBLE.

     IF YOU HAVE ANY QUESTIONS OR NEED FURTHER ASSISTANCE IN VOTING, PLEASE CALL JOHN W. GALUCHIE, JR., OF PURE WORLD, INC. COLLECT AT (908) 234-9220, OR OUR PROXY SOLICITOR:

                           BEACON HILL PARTNERS, INC.
                                90 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (800) 755-5001